Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 15, 2024 with respect to the financial statement schedule included in the Annual Report of ProFrac Holding Corp. on Form 10-K for the year ended December 31, 2023. We consent to the incorporation by reference of said report in the Registration Statements of ProFrac Holding Corp. on Form S-3 (File No. 333-273453) and Form S-8 (File No. 333-265176).

/s/ GRANT THORNTON LLP

Dallas, Texas

April 15, 2024